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                          STOCK OPTION SETTLEMENT AGREEMENT

          This Agreement ("Agreement") dated this 14 day of April, 1998, is made between C. BREWER HOMES, INC., a Delaware corporation ("Homes"), and EDWARD T. FOLEY ("Optionee").

                                   R E C I T A L S:

          1. Homes maintains the C. Brewer Homes, Inc. 1993 Stock Option/Stock Issuance Plan ("Homes Option Plan") under which Optionee has been issued certain outstanding in-the-money options.

          2. Pursuant to the Amended and Restated Agreement and Plan of Merger effective as of December 18, 1997, by and between Mauna Loa Macadamia Partners, L.P. ("Partnership") and Homes ("Merger Agreement") which provides for the merger of Homes into the Partnership ("Merger"), no outstanding options under the Homes Option Plan shall be assumed by the Partnership or otherwise converted into a right to receive any interest in the Partnership and, further, Homes shall be permitted to enter into agreements with holders of each unexercised in-the-money-option providing for the cancellation and cash settlement of the option immediately prior to the date of consummation of the Merger ("Effective Time" as defined in the Merger Agreement).

          3. After the Effective Time, Optionee will not be a director, officer, or employee of the Partnership or Mauna Loa Resources, Inc., the Partnership's general partner, who could be entitled to any continuing options or replacement options and, in accordance with the Merger Agreement, the parties desire to enter into this Agreement in order to provide for the cancellation of the Optionee's in-the-money options as of immediately prior to the Effective Time and to provide for a cash payment to the Optionee in settlement thereof.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

          1.   NONEXERCISE AND CANCELLATION OF OPTION.

          The Optionee is currently the holder of a certain unexercised in-the-money stock option granted under the Homes Option Plan ("Option") as follows:


          a.  Date of Grant:                     January 28, 1997


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          b.  Expiration Date:                    January 27, 2007
          c.  Aggregate Number of Shares
              of Homes Common Stock
              Subject to the Option:                        10,000
          d.  Per Share Exercise Price
              for the Option:                              $2.0625
          e.  Aggregate Exercise Price for
              the Option:                                  $20,625

The Optionee hereby agrees not to exercise the Option prior to the Effective Time and, pursuant to the terms of the Homes Option Plan and this Agreement, the Option shall be canceled and shall be null and void as of the Effective Time.


          2.   SETTLEMENT OF OPTION.

          Contingent on and immediately prior to the consummation of the Merger, Homes shall make a cash or cash equivalent payment ("Option Settlement Amount") to the Optionee, in settlement of the cancellation of the Option, in an amount (if any) equal to: (a) the aggregate number of shares of Homes common stock that are subject to the canceled Option, (b) multiplied by the average of the closing selling price per share of such common stock as reported on the NASDAQ National Market System for the 20 consecutive trading days ending on the third trading day immediately prior to the Effective Time, and (c) less the aggregate option exercise price for the Option. For this purpose, if the Homes common stock is not traded on an applicable trading date, the closing price on that date shall be equal to the closing selling price per share on the last preceding date for which such quotation exists. The Option Settlement Amount as described in this paragraph shall be paid to Optionee by Homes as of immediately prior to the Effective Time.

          3. WITHHOLDING TAXES. Optionee acknowledges that withholding may be required with respect to federal and state income and payroll taxes arising from payment to Optionee of the Option Settlement Amount. Optionee agrees that Homes may withhold from the Option Settlement Amount such portion thereof as Homes determines, in its sole discretion, is necessary or advisable with respect to any such withholding obligations.

          4. TERMINATION. This Agreement shall terminate automatically without further action in the event that the Merger is not consummated by August 31, 1998. Upon such termination of this Agreement, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

          5. NO RELIANCE. Optionee acknowledges that Homes has not provided Optionee with advice, warranties or representations regarding any of the legal or tax effects of



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this Agreement or the transactions contemplated hereby.  Optionee represents that he has obtained such legal and tax advice with respect thereto from Optionee's own legal and tax advisors as Optionee has deemed appropriate.

          6.   REPRESENTATIONS OF OPTIONEE.  Optionee represents that the above
Section 1 accurately sets forth, as to Optionee, the number of shares of Homes common stock subject to the Option held by Optionee and the exercise price and
expiration date thereof.   Optionee represents that Optionee is the sole legal
and beneficial owner, and has good title to, the Option indicated as owned by Optionee, and that such Option is owned by Optionee free and clear of liens, security interests, charges or other encumbrances. Optionee represents that Optionee has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and that this Agreement is the valid and binding obligation of Optionee enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity. Optionee represents that the execution, delivery and performance of this Agreement will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Optionee or the Optionee's spouse is a party or by which any of Optionee's properties or the Optionee's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require the consent or approval of any third party; (c) result in the creation or imposition of any lien, mortgage or encumbrance on the Option or any other assets of the Optionee or the Optionee's spouse; or (d) violate any law, rule or regulation to which the Optionee or the Optionee's spouse is subject.

          7. INTEGRATION. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

          8. HEADINGS. The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          9. NOTICES. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

          If to Homes, addressed to:

               C. Brewer Homes, Inc.


                                          3.

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               Attention: Seth A. Bakes
               255-A East Waiko Road
               Wailuku, Hawaii 96793
               Fax No.: (808) 242-5316

          If to Optionee, addressed to:

               Edward T. Foley
               255-A East Waiko Road
               Wailuku, Hawaii 96793
               Fax No.: (808) 242-5316

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 9. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first business day after it was sent by overnight carrier, postage prepaid with return receipt requested, or on the fourth business day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

          10. GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Hawaii applicable to contracts between Hawaii parties made and performed in such State.

          11. EXPENSES. Each party hereto shall pay its own costs and expenses, including, but not limited to, those of its attorneys, in connection with this Agreement and transactions covered and contemplated hereby.

          12. ATTORNEYS' FEES. In the event either of the parties to this Agreement brings an action or suit against the other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach by such other party of any duty or obligation created hereunder, the prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the losing party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including without limitation, legal fees and court costs (whether or not taxable as such).

          13. NO ASSIGNMENT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Homes or Optionee, in whole or in part, except that Homes may assign any of its rights, duties or obligations hereunder to the Partnership. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the


                                          4.


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foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

          14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Such delivery may be accomplished by and be effective upon facsimile transmission to the other party, provided an originally executed copy of this Agreement is subsequently furnished to such party.

          15. JURY WAIVER. The parties hereto agree to waive trial by jury in any dispute over this Agreement or related thereto in any manner.

          The undersigned agree to the terms of this Agreement and voluntarily enter into it with the intent to be bound thereby.


                                   C. BREWER HOMES, INC.


Dated:   April 14, 1998            By    /s/ Seth A. Bakes
                                      --------------------------------------
                                    Its: President & CEO
                                         -----------------------------------

                                                                     "Homes"



Dated:   April 14, 1998                 /s/  Edward T. Foley
                                        -------------------------------------
                                        EDWARD T. FOLEY

                                                                   "Optionee"


                                          5.